MERGER AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                          OREX GOLD MINES CORPORATION,


                         SANTA MARIA MINING CORPORATION,


                      GORDON LEE, DON BLACKBURN, TOM MILLS,


                              AND LARRY MCMILLIAN,


                                   DATED AS OF


                                AUGUST 16, 1999.







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                                TABLE OF CONTENTS

                                                                           Page

1.    DEFINITIONS............................................................1


2.    TRANSACTION; TRANSACTION CONSIDERATION; CLOSING........................1

      2.1   Transaction......................................................1

      2.2   Effect of the Merger.............................................2

      2.3   Effective Time; Filing of Certificates of Merger.................2

      2.4   Articles of Incorporation........................................2

      2.5   Bylaws...........................................................2

      2.6   Directors and Officers...........................................2

      2.7   Tax Consequences.................................................2

      2.8   Additional Actions...............................................2

      2.9   The Closing......................................................3

      2.10  Actions at the Closing...........................................3

      2.11  No Dissenters' Rights............................................3

      2.12  Surrender of Certificates........................................3

            2.12.1 Company's Shares..........................................3


            2.12.2 Dividends.................................................3

      2.13  Transaction Consideration........................................3

            2.13.1 OREX Shares...............................................4

            2.13.2 Conversion of Shares......................................4

      2.14  Shareholder Consent and Release..................................6


3.    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.....................6

      3.1   Organization, Qualification, and Corporate Power.................6

      3.2   Capitalization...................................................6

      3.3   Authorization....................................................7

      3.4   Noncontravention.................................................7

      3.5   Broker's Fees....................................................7

      3.6   Title to Assets..................................................7

i

      3.7   No Subsidiaries..................................................8

      3.8   Financial Statements.............................................8

      3.9   Events Subsequent to Most Recent Fiscal Year End.................8

            3.9.1 Sale or Lease of Assets....................................8

            3.9.2 Contracts..................................................8

            3.9.3 Change in Contracts........................................8

            3.9.4 Security Interests.........................................8

            3.9.5 Investments................................................9

            3.9.6 Debts......................................................9

            3.9.7 Liabilities Unaffected.....................................9

            3.9.8 Claims Unaffected..........................................9

            3.9.9 Articles and Bylaws........................................9

            3.9.10 Changes in Equity.........................................9


            3.9.11 Distribution..............................................9

            3.9.12 Property Damage...........................................9

            3.9.13 Transactions with Affiliates..............................9

            3.9.14 Collective Bargaining Agreements..........................9

            3.9.15 Compensation Changes......................................9

            3.9.16 Employee Benefit Plans....................................9

            3.9.17 Officers; Directors; Employees............................9

            3.9.18 Charitable or Capital Contributions......................10

            3.9.19 Ordinary Course of Business..............................10

            3.9.20 Accounting Practices.....................................10

            3.9.21 Accounts Receivable......................................10

            3.9.22 In ......................................................10

      3.10  Undisclosed Liabilities.........................................10

      3.11  Legal Compliance................................................10

      3.12  Tax Matters.....................................................10

            3.12.1 Tax Returns..............................................11


            3.12.2 Withholding..............................................11

            3.12.3 No Disputes of Claims....................................11

            3.12.4 No Waivers...............................................11

            3.12.5 No Special Circumstances.................................11

            3.12.6 Subchapter "S"...........................................11

            3.12.7 Audits of Tax Returns....................................12

            3.12.8 Period of Assessment.....................................12

            3.12.9 Tax Agreements...........................................12

            3.12.10 Inclusions in Taxable Periods...........................12

            3.12.11 Consents................................................12

            3.12.12 Personal Holding Company................................12

            3.12.13 Consolidated Tax Returns................................12

      3.13  Real Property...................................................12


            3.13.1 Binding..................................................12

            3.13.2 Continued Validity.......................................13

            3.13.3 No Defaults..............................................13

            3.13.4 Repudiation..............................................13

            3.13.5 No Disputes..............................................13

            3.13.6 Subleases................................................13

            3.13.7 Encumbrances.............................................13

            3.13.8 Approvals................................................13

            3.13.9 Utilities................................................13

      3.14  Intellectual Property...........................................13

      3.15  Condition of Tangible Assets....................................13

      3.16  Contracts.......................................................13

            3.16.1 Personal Property Leases.................................14

            3.16.2 Services.................................................14

            3.16.3 Partnership; Joint Venture...............................14

            3.16.4 Indebtedness.............................................14

            3.16.5 Confidentiality; Non-Competition.........................14

            3.16.6 Shareholders' Agreements.................................14

            3.16.7 Plans....................................................14

            3.16.8 Employment or Consulting Agreements......................14

            3.16.9 Advances; Loans..........................................14

            3.16.10 Adverse Effects.........................................14

            3.16.11 Other Agreements........................................14

      3.17  Powers of Attorney..............................................15

      3.18  Insurance; Malpractice..........................................15

      3.19  Litigation......................................................16

      3.20  [Open]..........................................................16

      3.21  [Open]..........................................................16

      3.22  Company Compliance..............................................17

      3.23  [Open]..........................................................17

      3.24  Employees.......................................................17

      3.25  Employee Benefits...............................................17


            3.25.1 Plans....................................................17


            3.25.2 Compliance...............................................18

            3.25.3 Reports and Descriptions.................................18


            3.25.4 Contributions............................................18

            3.25.5 Qualified Plan...........................................18

            3.25.6 Market Value.............................................18


            3.25.7 Copies...................................................18

            3.25.8 Maintenance of Plans.....................................18

                  3.25.8.1 Reportable Events................................18

                  3.25.8.2 Prohibited Transactions..........................18

      3.26  [Open]..........................................................19

      3.27  Guaranties......................................................20

      3.28  Environment, Health, and Safety.................................20


            3.28.1 Compliance...............................................20

            3.28.2 Permits and Licenses.....................................20


            3.28.3 Notices..................................................20

            3.28.4 Hazardous Substances.....................................20

      3.29  Certain Business Relationships with the Company and its
            Affiliates......................................................20

      3.30  [Open]..........................................................20

      3.31  Bank Accounts...................................................21

      3.32  Tax Status......................................................21

      3.33  Binding Obligation..............................................21

      3.34  [Open]..........................................................21

      3.35  [Open]..........................................................21

      3.36  [Open]..........................................................21

      3.37  Securities Representation.......................................21

            3.37.1 No Registration of OREX Shares; Investment Intent........21

            3.37.2 Resale Restrictions......................................21

            3.37.3 Ability to Bear Economic Risk............................22

            3.37.4 Accredited Investor......................................22


            3.37.5 Residency................................................22

            3.37.6 No Registration..........................................23

      3.38  Disclosure......................................................23


4.    REPRESENTATIONS AND WARRANTIES OF OREX................................23

      4.1   Organization of OREX............................................23

            4.1.1 Authorization of Transaction..............................23


5.    DELIVERIES AT CLOSING; Termination....................................23

      5.1   Deliveries of the Shareholders..................................23

            5.1.1 Consents and Approvals....................................23

            5.1.2 Termination of Agreements.................................23

            5.1.3 Company Stock.............................................24

            5.1.4 Corporate Authorization...................................24

            5.1.5 Good Standing Certificate.................................24

            5.1.6 Secretary's Certificate...................................24

            5.1.7 Other documents...........................................25

      5.2   Deliveries of OREX..............................................25

            5.2.1 Transaction Consideration.................................25

            5.2.2 Resolutions...............................................25

            5.2.3 Certificate of Incumbency.................................25

      5.3   Termination.....................................................25


6.    FILING REGISTRATION STATEMENT.........................................25

      6.1   Initial Public Offering.........................................25

      6.2   Information.....................................................25


7.    POST-CLOSING COVENANTS................................................25

      7.1   General.........................................................25

      7.2   Tax Returns.....................................................26

      7.3   Transition......................................................26

      7.4   Litigation Support..............................................26

      7.5   Consents........................................................26


8.    SURVIVAL AND  INDEMNIFICATION.........................................27

      8.1   Survival of Representations and Warranties......................27

      8.2   Indemnification Provisions for the Benefit of OREX..............27

      8.3   Indemnification Provisions for the Benefit of the
            Shareholders....................................................27

      8.4   Matters Involving Third Parties.................................27

            8.4.1 Notification..............................................27

            8.4.2 Defense by Indemnifying Party.............................27

            8.4.3 Satisfactory Defense......................................28

            8.4.4 Conditions................................................28


9.    MISCELLANEOUS.........................................................29

      9.1   Confidentiality, Press Releases, and Public Announcements.......29

      9.2   Shareholders Restrictive Covenants..............................29

            9.2.1 Restricted Period.........................................29

            9.2.2 Not Applicable............................................30

            9.2.3 Consideration.............................................30

            9.2.4 Third-Party Beneficiaries.................................30

            9.2.5 Defenses..................................................31

            9.2.6 Severability..............................................31

      9.3   Confidentiality.................................................31

      9.4   No Third-Party Beneficiaries....................................31

      9.5   Entire Agreement................................................32

      9.6   Succession and Assignment.......................................32

      9.7   Counterparts....................................................32

      9.8   Headings........................................................32

      9.9   Notices.........................................................32

      9.10  Governing Law; Jurisdiction; Attorney's Fees....................33

      9.11  Amendments and Waivers..........................................33

      9.12  Severability....................................................33

      9.13  Expenses........................................................34

      9.14  Further Assurances..............................................34

      9.15  Construction....................................................34

      9.16  Incorporation of Exhibits and Schedules.........................34

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION



      THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of the 16th day of August, 1999, by and among OREX GOLD MINES CORPORATION, a Delaware corporation ("OREX"), SANTA MARIA MINING CORPORATION, a California corporation (the "Company"), GORDON LEE ("Lee"), DON BLACKBURN ("Blackburn"), TOM MILLS ("Mills"), and LARRY MCMILLIAN ("McMillan") (Lee, Blackburn, Mills and McMillan are also referred to herein individually as the "Shareholder" and collectively, the "Shareholders"). OREX, the Company and the Shareholders are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                             Preliminary Statements


      A.....OREX  is a  gold  mining  company  that  has a  license  to use an environmentally safe gold extract process;


      B.....The  Company  is a mining  company  that owns and  operates  several mining operations in the State of Arizona. The Shareholders own all of the issued and outstanding Company Shares, as hereinafter defined;


      C.....All  of the Parties  hereto  desire to enter into this  Agreement to effectuate the Merger, as hereinafter defined, of the Company with and into OREX pursuant to the terms and conditions of this Agreement;


      D.....It is the  intention  of the  Parties  for the Merger,  contemplated herein to qualify as a tax-free reorganization pursuant to Sections 368(a)(1)(A) of the Code, as hereinafter defined; and


      E.....Each Party will derive significant benefits from the consummation of the transactions contemplated by this Agreement and wishes to induce the other Parties to enter into this Agreement by entering into certain covenants and agreements.


      NOW, THEREFORE, in consideration of the premises and the actual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the receipt and adequacy of which are hereby conclusively acknowledged, the Parties, intending to become legally bound, hereby agree as follows:





                              Terms And Conditions


1. DEFINITIONS. All capitalized words that are not capitalized for purposes of grammar and which are not defined in the text of this Agreement are defined terms with their definitions set forth on Exhibit I.


2.    TRANSACTION; TRANSACTION CONSIDERATION; CLOSING.


2.1 Transaction. Upon the terms and subject to the conditions hereof and in accordance with the provisions of the California Business Corporation Act (the "California Act") and the Delaware Business Corporation Act (the "Delaware Act"), the Company shall be merged with and into OREX (the "Merger") and the separate existence of the Company shall thereupon cease, and OREX, as the surviving corporation (the "Surviving Corporation"), shall continue to exist under and be governed by the Delaware Act (the "Transaction").


2.2 Effect of the Merger. At and after the Effective Time, the effect of the Merger shall, in all respects, be as provided in the California Act and the Delaware Act. From and after the Effective Time, OREX shall continue to be a Delaware corporation.


2.3 Effective Time; Filing of Certificates of Merger. The Merger shall be effected by the filing at the time of the Closing or as soon as practicable thereafter, of the Articles of Merger (the "Articles of Merger"), substantially in the form of Exhibit 2.3 attached hereto, with the Secretary of the State of Delaware and Secretary of State of California in accordance with the provisions of the Delaware Act and the California Act, respectively. The Merger shall become effective as of 11:59 p.m. on the date of such filing (the "Effective Time") and the parties shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.


2.4 Articles of Incorporation. As of the Effective Time, the certificate of incorporation of OREX, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.


2.5 Bylaws. As of the Effective Time, the bylaws of OREX, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with its terms and applicable law.


2.6 Directors and Officers. As of the Effective Time, the directors and officers of OREX immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation. Each director and officer of the Surviving Corporation shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. At the Closing, the Company shall cause to be delivered to OREX the written resignations of all of the directors and officers of the Company, which resignations shall be unconditional and effective as of the Closing Date.


2.7 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of Sections 368(a)(1)(A) of the Code.


2.8 Additional Actions. If, at any time after the Closing, the Surviving Corporation shall consider or be advised that any further acts are necessary or desirable: (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Company acquired or to be acquired by reason of, or as a result of, the Merger; or (b) otherwise to carry out the purposes of this Agreement, then the Shareholders shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to do all other acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of the Shareholders and the Company to take any and all such actions.


2.9 The Closing. The closing of the Transaction (the "Closing") shall take place at the offices of OREX, commencing at 7:00 a.m. local time on August 16th, 1999, or such other date or time as the Parties may mutually agree (the "Closing Date").


2.10 Actions at the Closing. At the Closing: (a) the Shareholders shall convey the Company Shares to OREX and deliver to OREX the various certificates, instruments and documents referred to in Section 5.1 and elsewhere in this Agreement; and (b) OREX shall deliver to the Shareholders the Transaction Consideration required to be delivered hereunder and the various certificates, instruments, and documents referred to in Section 5.2 and elsewhere in this Agreement.


2.11 No Dissenters' Rights. Constituting all of the shareholders of the Company, the Shareholders' approval and execution of this Agreement constitutes unanimous approval of the transactions contemplated herein; therefore, neither the Shareholders, nor any other party, is entitled to dissenters' rights under the laws of the State of California.


2.12  Surrender of Certificates.


2.12.1......Company's Shares. At the Closing, the Shareholders shall be required to surrender to OREX the original stock certificate(s) which immediately prior to the Effective Time represented all of the Company Shares (the "Certificates") (together with all stock powers duly endorsed to OREX). Until so surrendered, each Certificate which immediately prior to the Effective Time represented the Company Shares (other than Company Shares held in the treasury) shall upon and after the Effective Time by virtue of the Merger be deemed for all purposes to represent and evidence only the right to receive the OREX Shares determined in accordance with Section 2.13.1.3 of this Agreement. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of the Company Shares shall be made at any time thereafter.


2.12.2......Dividends.  No  dividends  or other  distributions  declared or made after the date of this Agreement with respect to the OREX Shares with a record date after the Closing will be paid to the holder of any unsurrendered Certificate with respect to the OREX Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the Certificate representing whole OREX Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Closing payable with respect to such whole OREX Shares.


2.13 Transaction Consideration. The aggregate transaction consideration (the "Transaction Consideration") shall be transferred to the Shareholders as follows:


2.13.1......OREX  Shares.  Eight Million (8,000,000) OREX Shares shall be issued at or within fifteen (15) business days after the Closing Date, to the Shareholders, in the number of shares to each Shareholder as indicated in
Exhibit 2.13.1. The OREX Shares received by the Shareholders shall not be transferable by the Shareholders other than: (a) by will or the laws of intestate succession; (b) in accordance with applicable state and federal securities laws including, without limitation, Rule 144 of the Securities Act; and (c) subject to the term and conditions of any applicable lock-up letter.


2.13.2......Conversion of Shares. Each share of capital stock of OREX issued and outstanding immediately prior to the Closing shall continue to represent (1.6) validly issued, fully paid and non-assessable share of capital stock of the Surviving Corporation after the Merger. By virtue of the Merger and without any action on the part of the Shareholders thereof, the Company Shares shall be converted into eight million (8,000,000) OREX Shares.


2.14 Shareholder Consent and Release. The Shareholders hereby consent to the Transaction and approves the execution and delivery of this Agreement and the transactions contemplated hereby. Effective on the Effective Time, the Shareholders hereby release the Company from any and all claims any one of them may, could or will have, whether arising before or after the Effective Time, against the Company as a result of any of the Shareholders having served as a stockholder, director, officer, employee or agent of the Company.


3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders, jointly and severally, represent and warrant to OREX that the statements contained in this Section 3 are correct and complete as of the Closing Date, except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Section 3 to the Agreement


3.1 Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. The Company has full power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is currently engaged and to own and use the properties owned and used by it. Section 3.1 of the Disclosure Schedule lists the all of the officers and members of the Board of Directors of the Company, as of the date immediately preceding the Closing Date. The Company has made available to OREX correct and complete copies of the minute book, articles of incorporation and bylaws of the Company, as amended to date. The minute book (containing the records of meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books and stock record books of the Company are correct and complete in all material respects and will be delivered to OREX at the Closing. The Company is not in default under or in violation of any provision of its articles of incorporation or bylaws.


3.2 Capitalization. The entire authorized capital stock of the Company consists of shares, of which five million are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable and are held of record by the Shareholders as set forth in Section 3.2 of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no stockholders' agreements, voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.


3.3 Authorization. The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company has been duly authorized and approved by its Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. The Company has given to the Shareholders any and all notice required to be given to the Shareholders under applicable law. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions.


3.4 Noncontravention. Except as set forth in Section 3.4 of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will: (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, or other restriction of any government, governmental agency or any other third party whatsoever, or court to which the Company is subject, or any provision of the articles of incorporation or bylaws of the Company; or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except as set forth in Section
3.4 of the Disclosure Schedule, the Shareholders and the Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other third party whatsoever in order for the Parties to consummate the transactions contemplated by this Agreement. The Parties agree that Section 3.4 of the Disclosure Schedule shall be divided into two (2) sections, consisting of: (i) Section 3.4(a) which shall list all such authorizations, consents and approvals which must be obtained prior to the Closing, as a condition to Closing; and (ii) Section 3.4(b) which shall list all such authorizations, consents and approvals which will not be obtained prior to Closing which shall be obtained within a reasonable period of time after Closing.


3.5 Broker's Fees. Neither the Company nor the Shareholders have any Liability or obligation to pay any fees, expenses, or commissions to any consultant, broker, finder, or agent with respect to the transactions contemplated by this Agreement.


3.6 Title to Assets. Section 3.6 of the Disclosure Schedule contains a complete, true and correct list of all of the assets of the Company. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Financial Statement or acquired after the date thereof, free and clear of all Security Interests. The assets set forth in Section 3.6 in conjunction with any assets which the Company leases, constitute all of the assets used by the Company in connection with its businesses as presently conducted.


3.7 No Subsidiaries. The Company has no Subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity participation in any corporation, partnership, limited liability company, trust or other business association.


3.8 Financial Statements. Attached as Section 3.8 of the Disclosure Schedule are the following financial statements (collectively, the "Financial Statements"):
(a) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended 1999 (the "Most Recent Fiscal Year End") for the Company; and (ii) unaudited compiled balance sheet and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the month ended, July, 1999 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments which will not be material. Except as provided in the Most Recent Financial Statements, or as fully disclosed in Section 3.8 of the Disclosure Schedule, the Company does not have any Liabilities or obligations (whether accrued, absolute, contingent, whether due or to become due or otherwise) which might be or become a charge against the Company, including any "loss contingencies" considered "probable" or "reasonably possible" within the meaning of the Financial Accounting Standard Board's Statement of Financial Accounting Standards No. 5, except trade payables and similar liabilities and obligations incurred in the ordinary and regular course of business since the date of the Most Recent Financial Statements.


3.9 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since the Most Recent Fiscal Year End:


3.9.1 Sale or Lease of Assets. The Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for fair market value in the ordinary course of its business;


3.9.2 Contracts. The Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the ordinary course of business;


3.9.3 Change in Contracts. No Party (including the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Company is a party or by which it is bound and neither the Shareholders nor the Company has any intent to do any of the foregoing or have received a verbal or written indication of any third party's intent to do any of the foregoing;


3.9.4 Security Interests. The Company has not imposed any Security Interest upon any of its assets, tangible or intangible;


3.9.5 Investments. The Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);


3.9.6 Debts. The Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;


3.9.7 Liabilities  Unaffected.  The Company has not delayed or  postponed  the
payment  of  accounts  payable  and  other   Liabilities  or  accelerated  the
collection of accounts, notes or other receivables;


3.9.8 Claims Unaffected. The Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the ordinary course of its business;


3.9.9 Articles and Bylaws. There has been no change made or authorized in the articles of incorporation or bylaws of the Company;


3.9.10......Changes  in Equity.  The Company has not issued,  sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;


3.9.11......Distribution.  The Company has not declared,  set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;


3.9.12......Property  Damage.  The  Company  has not  experienced  any damage, destruction, or loss (whether or not covered by insurance) to its property;


3.9.13......Transactions  with  Affiliates.  The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers and employees;


3.9.14......Collective  Bargaining  Agreements.  The  Company  has not entered into any collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;


3.9.15......Compensation  Changes.  The Company  has not granted any  increase in the base compensation of any of its directors, officers, and employees;


3.9.16......Employee  Benefit  Plans.  The  Company  has not  adopted,  amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);


3.9.17......Officers;  Directors;  Employees.  The  Company  has not  made any change in the employment terms for any of its directors, officers and employees, other than to terminate such agreements as required herein;


3.9.18......Charitable or Capital  Contributions.  The Company has not made or pledged to make any charitable or other capital contribution;


3.9.19......Ordinary  Course  of  Business.  There  has  not  been  any  other occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving the Company;


3.9.20......Accounting  Practices.  There  has  not  been  any  change  in any method of accounting or accounting principle, estimate or practice of the Company;


3.9.21......Accounts   Receivable.   The  Company  has  not   accelerated  the
collection of any Accounts Receivable or any other amounts owed to it; and


3.9.22......In  General.   Neither  the  Company  nor  the  Shareholders  have
committed to do any of the foregoing.


3.10 Undisclosed Liabilities. The Company has no Liability and there is no basis for any present or future action, suit, proceeding, hearing, investigation, complaint, claim, or demand against it giving rise to any Liability, except for:
(a) Liabilities set forth on the Most Recent Financial Statements; (b) Liabilities disclosed in the Disclosures Schedule; and (c) Liabilities which have arisen after the Most Recent Fiscal Month End in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). As of the Closing, other than the current trade accounts payable, the Company shall not have any unpaid liabilities, including, but not limited to, any bank debt, capital leases or any general or professional liability claims, or be obliged in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit, in banks or other financial institutions, of items for collection. Except as provided in the Most Recent Financial Statements, or as disclosed in detail in Section 3.8 of the Disclosure Schedule, the Company does not have any Liabilities or obligations which might be or become a charge against the Company.


3.11 Legal Compliance. The Company and its predecessors and Affiliates have complied with all applicable laws (including rules, regulations, codes, injunctions, judgments, orders, decrees, and rulings of federal, state, local, and foreign governments (and all agencies thereof)), and no action, suit, proceeding, hearing, complaint, claim, demand, notice or investigation has been filed or commenced, or to the Knowledge of the Shareholders and the Company, threatened against the Company alleging any failure so to comply.


3.12  Tax Matters.


3.12.1......Tax  Returns.  The Company has filed all Tax Returns it was required to file. All such Tax Returns were correct and complete in all respects and were filed on a timely basis. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim is currently pending by an authority in a jurisdiction where the Company is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.


3.12.2......Withholding. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.


3.12.3......No  Disputes of Claims.  No  shareholder  or director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either: (a) claimed or raised by any authority in writing; or (b) as to which any of the shareholders, directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. Section 3.12 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31,1999, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Shareholders have made available to OREX correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Affiliates since December 31, 1999.


3.12.4......No Waivers. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.


3.12.5......No Special Circumstances.  The Company has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.


3.12.6......Subchapter "S". The Company has elected, by the unanimous consent of the Shareholders and in compliance with all applicable legal requirements, to be taxed under Subchapter "S" of the Code and corresponding provisions under any applicable state and local laws, and such elections are currently in full force and effect for the Company. No action has been taken by the Company or the Shareholders that may result in the revocation of any such elections. The Company has no "Subchapter C earnings and profits," as defined in Code Section 1362(d). The Company has no "net unrealized built-in gain," as such term is defined in Code Sections 1374(d)(1) and 1374(d)(8). The Company has no Liability, absolute or contingent, for the payment of any income Taxes under the Code or under Subchapter "S" of the Code.


3.12.7......Audits  of Tax  Returns.  No Tax Return of the Company is  currently under audit or examination by any taxing authority, and the Company has not received a written notice stating the intention of any taxing authority to conduct such an audit or examination. Each deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. The revenue agents' reports related to any prior audits and examinations are attached as part of Section
3.12 of the Disclosure Schedule.


3.12.8......Period  of  Assessment.  There is no  agreement  or  other  document extending, or having the effect of extending, the period of assessment or collection of any Taxes.


3.12.9......Tax  Agreements.  The  Company is not a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).


3.12.10.....Inclusions  in Taxable  Periods.  The  Company  will be  required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Code Section 481 with respect to a change in method of accounting occurring before the Closing Date or comparable provisions of state, local or foreign tax law. As of the Closing Date, the Shareholders will place funds in a separate bank account in the name of the Company in an amount sufficient to pay all such liabilities and such funds shall be used to pay such liabilities as they become due.


3.12.11.....Consents.  The  Company  has not  filed a consent  pursuant  to or agreed to the application of Code Section 341(f).


3.12.12.....Personal  Holding Company.  The Company has not, during the five (5)
year period ending on the Closing Date, been a personal holding company within the meaning of Code Section 541.


3.12.13.....Consolidated  Tax  Returns.  The  Company  has  never  filed or been included in any combined or consolidated Tax Return with any other person or been a member of an Affiliated Group filing a consolidated federal income Tax Return.


3.13 Real Property. The Company has various mining claims and equipment. Section
3.13 of the Disclosure Schedule lists and describes briefly all real property leased or subleased by the Company. The Shareholders have made available to OREX correct and complete copies of the leases and subleases listed in Section 3.13 of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 3.13 of the Disclosure Schedule:


3.13.1......Binding.   The  lease  or  sublease  is  legal,  valid,   binding,
enforceable, and in full force and effect;


3.13.2......Continued  Validity.  The lease or  sublease  will  continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;


3.13.3......No Defaults. The Company is not in breach or default under the lease or sublease and no third party is in breach or default under the lease or sublease, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;


3.13.4......Repudiation.  Neither  the  Company  nor any  other  party  to the lease has repudiated any provision of the lease or sublease;


3.13.5......No  Disputes.   There  are  no  disputes,   oral  agreements,   or
forbearance programs in effect as to the lease or sublease;


3.13.6......Subleases.  With  respect to each  sublease,  the  representations and warranties set forth in subsections 3.13.1 through 3.13.5 above are true and correct with respect to the underlying lease;


3.13.7......Encumbrances.   None  of  the  Company  or  its   Affiliates   has
assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;


3.13.8......Approvals.  All  facilities  leased  or  subleased  thereunder  have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and


3.13.9......Utilities.   All  facilities  leased  or  subleased  thereunder  are
supplied with utilities and other services reasonably necessary for the operation of said facilities.


3.14 Intellectual Property. The Company owns or has the right to use pursuant to a valid license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. No claim or demand of any person has been made, nor is there any proceeding that is pending, or to any of the Shareholders' Knowledge, threatened, which challenges the rights of the Company with respect to any Intellectual Property or asserts that the Company is infringing or otherwise in conflict with or is required to pay any royalty or license fee with respect to any Intellectual Property.


3.15 Condition of Tangible Assets. Each tangible asset of the Company is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable, designed and intended for the purposes for which it presently is used by the Shareholders and the Company and is not outdated in comparison with the assets used for similar purposes by similar businesses.


3.16 Contracts. Section 3.16 of the Disclosure Schedule lists the following contracts and other agreements, written or oral, to which the Company was a party immediately preceding the Closing:


3.16.1......Personal  Property  Leases.  Any  agreement  (or group of  related agreements) for the lease of personal property to or from any Person providing for lease payments;


3.16.2......Services.  Any agreement (or group of related  agreements) for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year;


3.16.3......Partnership;   Joint   Venture.   Any  agreement   constituting  a
partnership or joint venture;


3.16.4......Indebtedness.  Any  agreement  (or  group of  related  agreements)
under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation;


3.16.5......Confidentiality;   Non-Competition.   Any   agreement   concerning
confidentiality or non-competition;


3.16.6......Shareholders'  Agreements.  Any  agreement  by and  between any of the Shareholders and any Affiliates of the Company;


3.16.7......Plans.  Any profit  sharing,  stock option,  stock  purchase,  stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;


3.16.8......Employment  or  Consulting  Agreements.   Any  agreement  for  the
employment of any individual on a full-time or part-time or the engagement of any individual as a consultant or independent contractor, or otherwise compensating an individual for services rendered or to be rendered to the Company;


3.16.9......Advances;  Loans.  Any  agreement  under  which  the  Company  has advanced or loaned any amount to any of its directors, officers and employees outside the ordinary course of business;


3.16.10.....Adverse  Effects.  Any agreement  under which the  consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Company; and


3.16.11.....Other   Agreements.   Any  other  agreement  (or  group  of  related
agreements) the performance of which involves consideration in excess of Five Thousand and No/100 Dollars ($5,000.00).


The Shareholders have made available to OREX a correct and complete copy of each written agreement listed in Section 3.16 of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.16 of the Disclosure Schedule. With respect to each such agreement: (a) the agreement is legal, valid, binding, enforceable, and in full force and effect; (b) there shall be no breach or other violation resulting from the consummation of the transactions contemplated hereby; (c) the Company is not in default or breach and no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (d) the Company and no other party has repudiated any provision of the agreement. None of the agreements listed in
Section 3.16 of the Disclosure Schedule requires the consent or approval of any Person, or any compensation or payment to be made to any such Person by reason of the transactions contemplated by this Agreement, or the merger of the Company with and into another Person.


3.17 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.


3.18 Insurance; Malpractice. Section 3.18 of the Disclosure Schedule contains a list and brief description of all policies or binders of fire, liability, product liability, workers compensation, health and other forms of insurance policies or binders currently in force insuring against risks to which the Company has been a party, a named insured or otherwise the beneficiary of coverage at any time during the five (5) years immediately preceding the Closing Date. Except as set forth on Section 3.18 of the Disclosure Schedule, neither the Company, nor its employees, nor the Shareholders have, during the five (5) years immediately preceding the Closing Date, filed a written application for any insurance coverage relating to the Company's business or property which has been denied by an insurance agency or carrier. Section 3.18 of the Disclosure Schedule also sets forth a list of all claims for any insured loss in excess of Five Thousand Dollars and No/100 Dollars ($5,000.00) per occurrence filed by the Company, the Company's employees or the Shareholders during the five (5) years immediately preceding the Closing Date, including workers compensation, general liability, environmental liability and professional liability claims. With respect to each insurance policy listed in Section 3.18 of the Disclosure
Schedule: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Company, the Shareholders, other health care professionals nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (iv) the Company has not repudiated any provision thereof and no other party to the policy has repudiated any provision thereof; (v) there is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or any notice that a defense will be afforded with reservation of rights; (vi) the Company has not received: (A) any notice that any issuer of any such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated; or (B) any other indication that such policies are no longer in full force and effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder; and (vii) neither the Shareholders nor the Company has received any written notice from or on behalf of any insurance carrier issuing such policies, that there will hereafter be a cancellation, or an increase in a deductible or non-renewal of existing policies. The Company has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period.


3.19 Litigation. Section 3.19 of the Disclosure Schedule sets forth each instance in which any of the Company or any individual engaged or employed by the Company, including, but not limited to the Shareholders, with respect to the products or services rendered on behalf of the Company: (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge; or (b) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator and contains a summary thereof. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.19 of the Disclosure Schedule is likely after the Closing to result in any Adverse Consequences change in the business, financial condition, operations, results of operations, or future prospects of OREX and the Surviving Corporation. Neither the Company nor the Shareholders have any reason to believe that any reason exists upon which such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Company or any individual engaged or employed by the Company.


3.20 Company Compliance. The Company is lawfully operated in accordance with the requirements of all applicable laws and has in full force and effect all authorizations and permits necessary to operate a mining company in the jurisdictions where it is currently operating. There are no outstanding notices of deficiencies relating to the Company issued by any governmental authority requiring conformity or compliance with any applicable law or condition for participation with such governmental authority or third-party condition for participation with such governmental authority. The Company has not received notice and the Company and Shareholders have no Knowledge or reason to believe that, such necessary authorizations may be revoked or not renewed in the ordinary course of business.


3.21 Employees.  Except as set forth on Section 3.24 of the Disclosure Schedule:
(a) there is no unfair labor practice charge or complaint pending or threatened relating to the business of the Company; and (b) payment in full to all of the employees of the Company of all wages, salaries, commissions, bonuses, benefits, and other compensation lawfully due and owing to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute, or other law as of the Closing Date has been made.


3.22  Employee Benefits.


3.22.1......Plans.  Section 3.25 of the Disclosure  Schedule lists each Employee
Benefit or health and welfare plan that the Company maintains or to which the Company contributes.


3.22.2......Compliance. Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with its terms and with the applicable requirements of ERISA, the Code and other applicable laws.


3.22.3......Reports  and  Descriptions.  All required  reports and  descriptions
(including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.


3.22.4......Contributions.    All   contributions    (including   all   employer
contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any pay period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments due for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.


3.22.5......Qualified Plan. Each such Employee Benefit Plan which is an Employee
Pension Benefit Plan and is intended to meet the requirements of a "qualified plan" under Code Section 401(a) meets such requirements and has received, within the last two (2) years, a favorable determination letter from the IRS.


3.22.6......Market  Value.  The market value of assets under each such  Employee
Benefit  Plan  which  is an  Employee  Pension  Benefit  Plan  (other  than  any
Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.


3.22.7......Copies. The Shareholders have delivered to OREX correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.


3.22.8......Maintenance  of Plans.  With respect to each  Employee  Benefit Plan that the Company maintains, ever has maintained, or to which it contributes, ever has contributed, or ever has been required to contribute:


3.22.8.1....Reportable  Events.  No  such  Employee  Benefit  Plan  which  is an
Employee Pension Benefit Plan has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted or threatened; and


3.22.8.2....Prohibited  Transactions. There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than any Multiemployer Plan), other than routine claims for benefits, is pending or threatened. The Shareholders and the Company have no Knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.


3.23 Guaranties. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.


3.24  Environment, Health, and Safety.


3.24.1......Compliance.   Each  of  the  Company  and  its   predecessors  and
Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements.


3.24.2......Permits  and  Licenses.  Without  limiting  the  generality  of  the foregoing, each of the Company and its Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on Section 3.28 of the Disclosure Schedule.


3.24.3......Notices.  Neither the Company nor its predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.


3.24.4......Hazardous  Substances.  None of the Company or its  predecessors  or
Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended or any other Environmental, Health, and Safety Requirements.


3.25 Certain Business Relationships with the Company and its Affiliates. Neither the Shareholders nor any of their Affiliates have been involved in any business arrangement or relationship with the Company and its Affiliates within the past twelve (12) months, and none of the Shareholders nor any their Affiliates own any asset, tangible or intangible, which is material to the business of any of the Company and its Affiliates.


3.26 Bank Accounts. Section 3.31 of the Disclosure Schedule sets forth all of the bank and security accounts and all safe deposit boxes maintained by the Company and all lines of credit owned or used by the Company, and the names of all persons with authority to withdraw funds from, or execute drafts or checks on, each such account.


3.27 Tax Status. None of the Shareholders is not a "nonresident alien individual" or "foreign corporation" for purposes of Code Section 897(a)(1).


3.28 Binding Obligation. This Agreement constitutes the valid and legally binding obligation of the Shareholders, enforceable in accordance with its terms and conditions.


3.29   Securities Representation.


3.29.1......No  Registration of OREX Shares; Investment Intent. The Shareholders
acknowledge that the OREX Shares to be delivered pursuant to this Agreement have not been and will not be registered under the Securities Act and may not be resold without compliance with the Securities Act. The OREX Shares to be acquired by the Shareholders pursuant to this Agreement are being acquired solely for his own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of them in connection with a distribution other than in compliance with the Securities Act.


3.29.2......Resale   Restrictions.   The  Shareholders  covenant,   warrant  and
represent that none of the OREX Shares issued to the Shareholders will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules of regulations of the Commission and applicable state securities laws and this Agreement.


3.29.3......Ability  to Bear Economic Risk. Each of the  Shareholders  covenant, warrant and represent that he is able to bear the economic risk of an investment in OREX Shares acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and have such Knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect his own interests in connection with the acquisition of the OREX Shares. Each of the Shareholders, and each of their Shareholders' purchaser representative, if any, has had an adequate opportunity to ask questions and receive answers from the officers of OREX concerning the background and experience of the officers and directors of OREX, the plans for the operations of the business of OREX, and any plans for additional acquisitions and the like. Each of the Shareholders, and each of the Shareholders' purchaser representative, if any, has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to such individual's satisfaction.


3.29.4......Accredited   Investor.  The  Shareholders  covenant,  represent  and
warrant that he is an: (a) individual with a net worth (either individually or jointly with his respective spouse) in excess of One Million and No/100 Dollars ($1,000,000.00) (for the purpose of determining net worth, the Shareholders' principal residence is valued at cost, including the cost of improvements, net of current encumbrances upon the property); or (b) individual who had an income in excess of Two Hundred Thousand and No/100 Dollars ($200,000.00) in each of 1997 and 1998, or had a joint income with his respective spouse in excess of Three Hundred Thousand and No/100 Dollars ($300,000.00) in each of 1997 and 1998, and has a reasonable expectation of reaching the same income level in 1999.


3.29.5......Residency.  Each of the Shareholders covenant, warrant and represent that he is a resident of the State of Nevada, and received this Agreement and first learned of the transactions contemplated hereby in the State of California. He executed and will execute all documents contemplated hereby in the State of California, and intends that the laws of the State of California govern this transaction.


3.29.6......No  Registration.  Each of the  Shareholders  understand,  agree and acknowledge that the OREX Shares have not been registered under the Delaware Securities Act, California Securities Act or the Securities Act in reliance upon exemption provisions contained therein which OREX believes are available.


3.30 Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.


4. REPRESENTATIONS AND WARRANTIES OF OREX. OREX represents and warrants to the Shareholders that the statements contained in this Section 4 are correct and complete as of the Closing Date.


4.1 Organization of OREX. OREX is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.


4.2 Authorization of Transaction. OREX has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of OREX, enforceable in accordance with its terms and conditions.


5.    DELIVERIES AT CLOSING; TERMINATION.


5.1 Deliveries of the Shareholders. At or prior to the Closing, the Shareholders shall deliver to OREX the following:


5.1.1 Consents and Approvals. Copies of all authorizations, consents, and approvals of governments, governmental agencies and third parties referred to in
Section 3.4(a) of the Disclosure Schedule;


5.1.2 Termination of Agreements. Copies of documents effectuating the termination of any and all written employment and independent contractor agreements, compensation agreements, buy-sell agreements and other similar agreements entered into by the Company and which are in effect immediately preceding the Closing, which terminations shall each include a complete release of the Company from all known or unknown obligations or liabilities;


5.1.3 Company  Stock.  The  Certificates  and  stock  powers,  duly  endorsed,
transferring   the  Company  Stock  to  OREX  and  the  officer  and  director resignations required in Section 2.6;


5.1.4 Corporate Authorization. A resolution of the Shareholders and board of directors of the Company which authorizes the transaction in accordance with:
(a) applicable law; (b) the Company's  articles of incorporation and bylaws; and
(c) all other requirements for proper corporate authorization;


5.1.5 Good Standing Certificate. A certificate issued by the appropriate state governmental authority no more than ten (10) days prior to the Closing Date evidencing the good standing of the Company;


5.1.6 Secretary's Certificate. A certificate of the secretary of the Company certifying that the minute books, articles of incorporation and bylaws of the Company, attached as exhibits to such certificate, are true, correct, and complete;


5.1.7 Representations and Warranties; Performance. The representations and warranties of the Company contained in Section 3 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto, delivered by or on behalf of the Company, shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided herein. An officer of the Company shall have delivered to OREX a certificate, dated the Closing Date, certifying to the foregoing; and


5.1.8 Other documents. Such other instruments or documents as may be necessary or appropriate to carry out the Transactions.


5.2 Deliveries of OREX. At or within five (5) business days after the Closing Date, OREX shall deliver to the Shareholders the following:


5.2.1 Transaction Consideration.  The Transaction Consideration;


5.2.2 Resolutions.   A   resolution   of  the  board  of   directors  of  OREX
authorizing the Transaction;


5.2.3 Representations and Warranties; Performance. The representations and warranties of OREX contained in Section 4 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto, delivered by or on behalf of the Company, shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided herein. An officer of the Company shall have delivered to the Company a certificate, dated the Closing Date, certifying to the foregoing; and


5.2.4 Certificate of Incumbency. A certificate of incumbency of OREX.


5.3 Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time prior to Closing:


5.3.1 By unanimous consent of OREX and the Company;


5.3.2 By OREX, the Company, or the Shareholders (acting unanimously) if this Agreement is not consummated on or before August 15th, 1999; or


5.3.3 By OREX or the Company if as of the Closing Date (including any extensions) any of the conditions specified in Section 5.1 or 5.2 hereof shall not have been satisfied.


5.4 Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 5.3 hereof, this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto.
If this Agreement is terminated as provided herein:


5.4.1 Each party shall redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;


5.4.2 All information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; and


5.4.3 No party hereto shall have any further liability or obligation to any other party under or in connection with this Agreement; provided, however, the non-breaching or non-defaulting party shall not be foreclosed from bringing a claim or cause of action or otherwise recovering from the breaching or defaulting party.


6.    FILING REGISTRATION STATEMENT.


6.1 Initial Public Offering. If OREX shall decide, in its sole and absolute discretion, to sell OREX Shares to the public through an Initial Public
Offering, at such time as OREX considers it desirable and appropriate in its sole and absolute discretion, the Shareholders shall cooperate to prepare and file with the Commission the Registration Statement on Form S-1 (or such other form as OREX determines at its sole discretion) to be filed by OREX in connection with an Initial Public Offering (the "Registration Statement"). As part of the Initial Public Offering, if requested by the underwriter, the Shareholders will execute a lock-up letter for the period applicable to other stockholders of OREX. Nothing in this Agreement shall be construed as an obligation or commitment of OREX to effectuate an Initial Public Offering at any time.


6.2 Information. The Shareholders shall, upon request, furnish OREX with all information concerning the Shareholders, the Company and the Company's directors, officers and partners and such other matters as may be reasonably requested by OREX in connection with the preparation of the Registration Statement and each amendment or supplement thereto, or any other statement, filing, notice or application made by or on behalf of each such party or any of its Subsidiaries to any governmental entity in connection with the transactions contemplated by this Agreement, and shall properly execute all such documents deemed necessary and appropriate by OREX in its sole and absolute discretion in connection with the preparation of the Registration Statement including, without limitation, the Registration Statement and each amendment and supplement thereto. None of the information or documents supplied or to be supplied by the Shareholders specifically for inclusion in the Registration Statement, by exhibit or otherwise, will, at the time the Registration Statement and each amendment and supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


7. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:


7.1 General. In the event that at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party; provided, however, that the taking of any action necessary to execute or deliver to OREX any stock powers and such other instruments of transfer as may be necessary to transfer ownership of the Company's Stock by the Shareholders shall be borne by the Shareholders.


7.2 Tax Returns. The Shareholders shall be responsible for preparing and filing all income or franchise Tax Returns of the Company relating to periods of time prior to the Closing Date. OREX will be responsible for preparing and filing all income and franchise Tax Returns of the Company, if any, relating to periods after the Closing. The Shareholders will provide OREX with an opportunity to review and comment on such Tax Returns (including any amended returns). The Shareholders will take no positions on the Tax Returns of the Company that relate to the tax period prior to the Closing Date that could adversely affect the Company after the Closing. The income of the Company will be apportioned to the period up to the Closing Date and the period from and after the Closing Date in accordance with the provisions of Code Section 1362(e)(6)(D) by closing the books of the Company as of the close of business on the last calendar day immediately preceding the Closing Date.


7.3 Transition. Neither the Shareholders nor the Company will take any action that is designed, intended or likely to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as he, she or it maintained with the Company prior to the Closing.


7.4 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with: (a) any transaction contemplated under this Agreement; or (b) any fact, situation, circumstances, status, condition, activity, practice, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the Parties will cooperate with the contesting or defending Party and its or his counsel in the contest or defense, at the sole cost and expense of the contesting or defending Party except to the extent that the contesting or defending party is entitled to indemnification therefor under this Agreement


7.5 Consents. The Shareholders hereby covenant and agree that, after the Closing, he shall use his best efforts to obtain all authorizations, consents, and approvals set forth in Section 3.4(b) of the Disclosure Schedule. Anything to the contrary notwithstanding, this Agreement shall not constitute an assignment of, or an agreement to assign, any contract if an attempted assignment thereof, without the consent, approval or agreement of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of the parties thereunder. If such consent, approval or agreement is not obtained, or if an attempted assignment thereof would affect the rights of the parties thereunder so that such parties would not in fact receive all such rights, the Parties will cooperate in any arrangement designed to provide for the Parties to receive the benefits under any such contract, including enforcement for the benefit of OREX of any and all rights of the Shareholders against a third party thereto arising out of the breach or cancellation by such third party or otherwise.


8.    SURVIVAL AND  INDEMNIFICATION.


8.1 Survival of Representations and Warranties. All of the representations, warranties, covenants, and agreements contained in this Agreement are material and have been relied upon by the Parties hereto and shall survive the Closing for their applicable statute of limitations. The representations and warranties contained herein shall not be affected by any investigation, verification or examination by any Party or by anyone on behalf of such Party.


8.2 Indemnification Provisions for the Benefit of OREX. In the event of: (a) a misrepresentation (or in the event any third party alleges facts that, if true, would mean a misrepresentation) of any of the Company's or the Shareholders' representations and/or warranties contained in this Agreement; (b) a breach (or in the event any third party alleges facts that, if true, would mean a breach) of any of the Company's or the Shareholders' covenants contained in this Agreement; or (c) any Liability of the Company of any nature whatsoever accrued or existing as of the Closing Date or related to actions of the Company which occurred prior to the Closing Date, which is not reflected on the Financial Statements or the Closing Date Balance Sheet, then the Shareholders agree to indemnify OREX from and against any Adverse Consequences OREX may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the misrepresentation or breach (or alleged breach) or non-disclosed Liability. No provision of this Agreement, including but not in any way limited to, any "Knowledge" qualifiers or materiality standards in the Representations and Warranties of the Shareholders, shall have any effect on the Shareholders' indemnity for any Liability arising prior to the Closing Date.


8.3 Indemnification Provisions for the Benefit of the Shareholders. In the event of a misrepresentation or breach (or in the event any third party alleges facts that, if true, would mean a misrepresentation or breach) of any of OREX's representations, warranties, and covenants contained in this Agreement, then OREX agrees to indemnify the Shareholders from and against any Adverse Consequences the Shareholders may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).


8.4   Matters Involving Third Parties.


8.4.1 Notification. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless the Indemnifying Party thereby is prejudiced and then only to the extent that the Indemnified Party is actually prejudiced.


8.4.2 Defense by Indemnifying Party. The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as: (a) the Indemnifying Party notifies the Indemnified Party in writing within ten (10) business days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim; (b) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill the Indemnifying Party's indemnification obligations hereunder; (c) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (d) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party; and (e) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.


8.4.3 Satisfactory Defense. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.4.2 above: (a) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (b) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld or delayed unreasonably); and (c) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably) and any such settlement must include a complete release of the Indemnified Party.


8.5 Conditions. In the event any of the conditions in Section 8.4.2 above is or becomes unsatisfied, however: (a) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith); (b) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses); and (c) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.


9.    MISCELLANEOUS.


9.1 Confidentiality, Press Releases, and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties.


9.2   Shareholders' Restrictive Covenants.


9.2.1 Restricted Period. The Shareholders hereby agree that during the time period commencing as of the Closing Date and continuing for a period of two (2) years thereafter, neither the Shareholders nor any of their Affiliates, shall, other than on behalf of OREX, directly or indirectly, for himself, or on behalf of any other corporation, person, firm, partnership, association, or any other entity whatsoever (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant or in any other capacity whatsoever):


9.2.1.1.....Establish  in,  operate,  or engage or participate in or finance any business which engages in direct competition with the business being conducted by OREX at such time;


9.2.1.2.....Solicit  or engage in the  solicitation  of, or serve or accept  any business from client, suppliers, or other customers of the business conducted by OREX for services competitive with those of OREX, OREX's successors and assigns, or OREX's Affiliates;


9.2.1.3.....Request, induce or advise any clients, suppliers, vendors, employers or other customers of the business conducted by OREX or OREX's Affiliates to withdraw, curtail or cancel their business or other relationships with OREX or assist, induce, help or join any other person or entity in doing any of the above activities; or


9.2.1.4.....Induce or attempt to influence any employee of OREX to terminate his or her employment with OREX or to hire, recruit or solicit any such employee, whether or not so induced or influenced.


9.2.2 Not Applicable. The restrictions set forth in Section 9.2 shall not be deemed to prevent the Shareholders from acquiring through market purchases and owning, solely as an investment, less than five percent (5%) in the aggregate of the equity securities of any class of any issuer whose shares are listed or admitted for trading on any United States national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotations Systems, or any similar system of automated dissemination of quotations of securities prices in common use, so long as neither of them is a member of any "control group" (within the meaning of the rules and regulations of the Commissions) of any such issuer.


9.2.3 Consideration. OREX and the Shareholders have carefully considered the nature and extent of the restrictions imposed by this Section 9.2 and the rights and remedies conferred upon OREX hereunder and hereby expressly acknowledge and agree that: (a) the restricted territory, period, and activities are reasonable and are designed to eliminate competition which would otherwise be unfair to OREX; (b) are necessary and fully required to protect the legitimate business interest of OREX; (c) any violation of the terms of these restrictive covenants would have a substantial detrimental effect on OREX's businesses; (d) the restrictive covenants do not stifle any of the Shareholders' inherent skill and experience; and (e) would not operate as a bar to any of the Shareholders' means of support. Because of the difficulty of measuring economic losses to OREX as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused to OREX for which it would have no other adequate remedy, the Shareholders agree that, in the event of a breach by any of them of the foregoing covenants, the covenants set forth in this Section
9.2 may be enforced by OREX by injunctions and restraining orders in addition to all other available legal remedies.


9.2.4 Third-Party Beneficiaries. All successors and assigns of OREX, all Affiliates of OREX, and all successors and assigns of such Affiliates are third-party beneficiaries of the restrictive covenants contained in this Section
9.2 and the provisions of this Section 9.2 are intended for the benefit of, and may be enforced by, OREX's and successors and assigns and OREX's Affiliates and such Affiliates' successors and assigns.


9.2.5 Defenses. The existence of any claim or cause of action by the Shareholders against OREX, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by OREX, or any of OREX's successors and assigns or Affiliates and such Affiliates' successors and assigns, but shall be litigated separately. The provisions of this Section 9.2 shall survive the termination of this Agreement.


9.2.6 Severability. The covenants in this subsection are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.


9.3 Confidentiality. In order to induce OREX to enter into this Agreement, the Shareholders covenant and agree that from and after the Closing Date, the Shareholders nor any of their Affiliates (to the extent any such Affiliate has received Confidential Information as defined below or trade secrets, as defined below) shall disclose, divulge, furnish or make accessible to anyone any Confidential Information or Trade Secrets, or in any way use any Confidential Information or Trade Secrets in the conduct of any business; provided, however, that nothing in this Section 9.3 will prohibit the disclosure of any Confidential Information or Trade Secrets: (a) which is required to be disclosed by the Shareholders or any of their Affiliates in connection with any court action or any proceeding before any authority; (b) in connection with the enforcement of any of the respective rights of the Shareholders hereunder; or
(c) in connection with the defense by the Shareholders of any claim asserted against them hereunder; provided, however, that in the case of a disclosure contemplated by Section 9.3(a) above, no disclosure shall be made until the Shareholders shall give notice to OREX of the intention to disclose such Confidential Information or Trade Secrets so that OREX may contest the need for disclosure, and the Shareholders will cooperate (and will cause their Affiliates and their respective representatives to cooperate) with OREX in connection with any such proceeding. Notwithstanding any provision of this Agreement which may be to the contrary, the foregoing provisions restricting the use of Confidential Information and Trade Secrets shall survive the Closing for the time period equal to five (5) years from the date of this Agreement. For the purpose of this Agreement, the term "Confidential Information" shall mean all records, files, reports, protocols, policies, manuals, databases, processes (including, but not limited to, the Haber Gold Process), procedures, computer systems, materials and other documents pertaining to the operations of OREX and the term "Trade Secrets" shall mean information, including a formula, pattern, compilation, program, device, method, technique, or process that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.


9.4 No Third-Party Beneficiaries. Other than with respect to the restrictive covenants set forth in Section 9.2 above, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.


9.5 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.


9.6 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors, assigns, distributees, heirs, and grantors of any revocable trusts of a Party hereto. No Party may assign either this Agreement or any of its or his rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, OREX may assign this Agreement to their Affiliates as part of a corporate restructuring.


9.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


9.8 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


9.9 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given: (a) upon receipt if it is sent by facsimile, (b) the next business day if sent by reputable overnight courier, or (c) three (3) days after mailing if by certified mail return receipt requested, postage prepaid, and addressed or otherwise sent to the intended recipient as set forth below:


      If to OREX:             Orex Gold Mines Corporation
                              2121 Ponce de Leon Boulevard
                              Coral Gables, Florida 33134
                              Attention:  President
                              Facsimile: (305) 475-9118

      With a copy to:         McDermott, Will & Emery
                              201 S. Biscayne Boulevard, Suite 2200
                              Miami, Florida 33131
                              Attention:  Roland Sanchez-Medina Jr.
                              Facsimile:  (305) 347-6500

      If to the Shareholders: Mr. Gordon Lee

                              ------------------------
                              California
                              Facsimile: 310-823-7864

                              Mr. Don Blackburn

                              ------------------------
                              Wickenburg, AZ
                              Facsimile: 520-684-5065

                              Mr. Tom Mills

                              ------------------------

                              Facsimile:
                                        --------------

                              Mr. Larry McMillian

                              ------------------------

                              ------------------------

                              Facsimile:
                                        --------------
      With a copy to:


                              Attn:
                              Facsimile:

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address or facsimile number set forth above using any other means (including personal delivery, messenger service, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address or facsimile number to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.


9.10 Governing Law; Jurisdiction; Attorney's Fees. This Agreement, and all proceedings hereunder, shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (either of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. In the event of any suit under this Agreement or otherwise between the parties hereto, the prevailing Party shall be entitled to all reasonable attorney's fees and costs, including allocated costs of in-house counsel, to be included in any judgment recovered. In addition, the prevailing Party shall be entitled to recover reasonable attorney's fees and costs, including allocated costs of in-house counsel, incurred in enforcing any judgment arising from a suit under this Agreement. This post-judgment attorney's fees and costs provision shall be severable from the other provisions of this Agreement and shall survive any judgment on such suit and is not to be deemed merged into the judgment. Venue for any such dispute or suit between the parties, venue shall be in Miami-Dade County, Florida.


9.11 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence and all waivers must be in writing, signed by the waiving Party, to be effective.


9.12 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.


9.13 Expenses. Except as set forth herein, each of the Parties will bear its or his own costs and expenses (including, but not limited to, legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.


9.14 Further Assurances. Each Party shall, at the reasonable request of any other Party hereto, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents, and take such actions as such other Party may reasonably request in connection with the carrying out the terms and provisions of this Agreement.


9.15 Construction. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure Schedule identifies the exception with reasonable particularity. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from nor mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.


9.16 Incorporation of Exhibits and Schedules. The Exhibits and Schedules (including the Disclosure Schedule) identified in this Agreement and the recitals first set forth above are incorporated herein by reference and made a part hereof.














                       [SIGNATURES CONTINUED ON NEXT PAGE]

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                    OREX:

                                    OREX GOLD MINES CORPORATION, a Delaware corporation


                                    By:
                                       ---------------------------------------
                                          Warren Hemedinger, President


                                    COMPANY:

                                    SANTA   MARIA   MINING   CORPORATION,    a
                                    California corporation



                                    By:
                                       ---------------------------------------
                                          Gordon Lee, President

                                    SHAREHOLDERS:



      ......                        ------------------------------------
 ............                        Gordon Lee



                                    ------------------------------------
                                    Don Blackburn



      ......                        ------------------------------------
 ............                        Tom Mills



                                    ------------------------------------
      ......                        Larry McMillian

                                    EXHIBITS



      2.3...      Articles of Merger

      2.13.1            Allocation of OREX Shares

                              DISCLOSURE SCHEDULES



      3.1...      Officers and Directors

      3.2...      Capitalization

      3.4(a)            Consents to be Obtained Prior to Closing

      3.4(b)            Consents to be Obtained After Closing

      3.6...      Assets

      3.8...      Financial Statements

      3.12..      Tax Returns

      3.13..      Real Property

      3.16..      Material Contracts

      3.18..      Insurance

      3.19..      Litigation

      3.24..      Employment Matters

      3.25..      Employment Benefits

      3.28..      Environmental Permits, Licenses and Approvals

      3.31..      Bank Accounts

                                    EXHIBIT I

                                   DEFINITIONS

            For purposes of this Agreement, the following terms shall have the meanings set forth below:


1.1 "Accounts Receivable" means the accounts receivable of the Company determined in accordance with GAAP with respect to the operations of the Company prior to the Closing Date arising from the rendering of services to patients through the Closing Date, including, without limitation, those from private pay patients, private insurance payors, third party payors and governmental programs.


1.2 "Accounts Receivable Collection Period" has the meaning set forth in Section 2.13.2.1.


1.3 "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.


1.4 "Affiliate" shall mean, with respect to any Person: (a) any corporation, proprietorship, partnership, limited liability company, or any other business entity whatsoever that, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such Person; and
(b) if the Person is an individual, any other individual who is related to such Person. For the purposes of this definition, the terms "controls," "is controlled by" and "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. OREX is not an Affiliate of the Company or the Shareholders for purposes of this Agreement and neither the Shareholders nor the Company is an Affiliate of OREX for purposes of this Agreement.


1.5   "Agreement" has the meaning set forth in the Preamble.


1.6 "Articles of Merger" has the meaning set forth in Section 2.3.


1.7 "Certificate(s)" has the meaning set forth in Section 2.12.1.


1.8 "Closing" has the meaning set forth in Section 2.9.


1.9 "Closing Date" has the meaning set forth in Section 2.9.


1.10 "Code" means the Internal Revenue Code of 1986, as amended.


1.11 "Collected Accounts Receivable" has the meaning set forth in Section 2.13.2.1.


1.12  "Commission" means the U.S. Securities and Exchange Commission.


1.13  "Company" has the meaning set forth in the Preamble.


1.14 "Company Shares" means any share of common stock, $_____ par value per share, of the Company.


1.15 "Delaware Act" and "California Act" have the meanings set forth in Section 2.1.


1.16 "Disclosure Schedule" has the meaning set forth in Section 3.


1.17 "Effective Time" has the meaning set forth in Section 2.3.


1.18 "Employee Benefit Plan" means any: (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan; (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan); (d) Employee Welfare Benefit Plan; or (e) any bonus, incentive, severance, stock option, stock purchase, short-term disability plan or other material fringe benefit plan, program or arrangement, including policies concerning holidays, vacations and salary continuation during short absences for illness or otherwise.


1.19 "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).


1.20 "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).


1.21 "Environmental, Health, and Safety Requirements" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substance Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, injunctions, judgments, orders, decrees, and rulings) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials (including petroleum products and asbestos) or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.


1.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


1.23 "Fiduciary" has the meaning set forth in ERISA Section 3(21).


1.24 "Financial Statements" has the meaning set forth in Section 3.8.


1.25 "GAAP" means the United States generally accepted accounting principles in effect from time to time.


1.26 "Indemnified Party" has the meaning set forth in Section 8.4.1.


1.27 "Indemnifying Party" has the meaning set forth in Section 8.4.1.


1.28 "Initial Public Offering" means the initial underwritten public offering of OREX Shares contemplated by the Registration Statement.


1.29 "Intellectual Property" means: (a) all trade secrets and confidential business information (including customer and supplier lists, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, pricing and cost information, and business and marketing plans and proposals);
(b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (d) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (e) all computer software (including data and related documentation); (f) all other proprietary rights; and (g) all copies and tangible embodiments thereof (in whatever form or medium).


1.30  "IRS" means the U.S. Internal Revenue Service.


1.31 "Knowledge" shall be deemed to include the assurance that such Knowledge is based upon reasonable investigation and "Knowledge," as it applies to the Shareholders, means the Knowledge of the Shareholders, and "Knowledge," as it applies to the Company, means the Knowledge of the Shareholders and the officers, directors and employees of the Company.


1.32 "Liability" means any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including, but not in any way limited to, any liability for Taxes.


1.33 "Merger" has the meaning set forth in Section 2.1.


1.34 "Most  Recent  Financial  Statements"  has the meaning set forth in Section
3.8.


1.35 "Most Recent Fiscal Month End" has the meaning set forth in Section 3.8.


1.36 "Most Recent Fiscal Year End" has the meaning set forth in Section 3.8.


1.37 "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).


1.38  "OREX" has the meaning set forth in the Preamble.


1.39 "OREX Shares" means any share of common stock, $.0001 par value per share, of OREX.


1.40  "Party(ies)" has the meaning set forth in the Preamble.


1.41 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.


1.42 "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company or partnership, a trust, a joint venture, an unincorporated organization, any other form of entity whatsoever, or a governmental entity (or any department, agency, or political subdivision thereof).


1.43 "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.


1.44 "Registration Statement" has the meaning set forth in Section 6.1.


1.45 "Reportable Event" has the meaning set forth in ERISA Section 4043.


1.46 "Securities Act" means the Securities Act of 1933, as amended.


1.47 "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.


1.48 "Security Interest" means any lien, claim, encumbrance, mortgage, hypothecation, pledge, or other security interest, excluding purchase money security interests arising in the ordinary course of business and liens arising by operation of law for Taxes not yet due and payable.


1.49 "Shareholder" and "Shareholders" have the meaning set forth in the Preamble.


1.50 "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the members of the board of directors.


1.51 "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, production, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including interest, penalty, or additions thereto, whether disputed or not, and whether or not accrued on the Financial Statements.


1.52 "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


1.53 "Third Party Claim" has the meaning set forth in Section 8.4.1.


1.54 "Trade Secrets" has the meaning set forth in Section 9.3.


1.55 "Transaction" has the meaning set forth in Section 2.1.


1.56 "Transaction Consideration" has the meaning set forth in Section 2.13.